UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No 3

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2010

SILICON SOUTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51906	77-0458478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9160 Diamond Road, Richmond, BC, CANADA		V7E 1P3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	778-297-2280

123 West Nye Lane, Ste. 129, Carson City, NV 89706
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Silicon South, Inc. is filing this Amendment No. 3 on Form 8-K/A (this "Third Amended Filing") to its current report on Form 8-K, which was filed on November 9, 2010 (the "Original Filing"), its Amendment No. 1 on Form 8-K/A, which was filed on February 1, 2011 (the “First Amended Filing”), and its Amendment No 2 on Form 8-K/A, which was filed on April 4, 2011 (the “Second Amended Filing”), to amend the information contained in the Original Filing, the First Amended Filing and the Second Amended Filing.   The information in this Third Amended Filing amends and supplants the information contained in the Original Filing, the First Amended Filing and the Second Amended Filing.

Item 1.01

Entry into a Material Definitive Agreement.

As previously reported in a filing on Form 8-K dated August 23, 2010, and filed with the SEC on August 30, 2010, on August 23, 2010, the Company entered into a definitive Agreement and Plan of Reorganization (the “Reorganization Agreement”) with China Wastewater, Inc. (“CWI” or “China Wastewater”) (formerly known as Alpha Wastewater, Inc), whereby the parties agreed to exchange 40,000,000 shares of restricted common stock of the Company for 40,000,000 shares of restricted common stock of China Wastewater, Inc., thereby making ChinaWastewater, Inc. a wholly owned subsidiary of Silicon South, Inc.  In addition to the exchange of shares, the Reorganization Agreement requires the Company to issue options to Thurman Investments Corporation, Inc. and/or assigns for the purchase of up to 2,475,000 shares of the Company’s restricted common stock at a price of $.001 per share, which option shall expire four business days following closing of the Agreement.  The Company is also required to issue options to Zylo, Inc. and/or its assigns to purchase 2,200,000 shares of the Company’s restricted common stock at par value of $0.001 for a period of one year from closing date of any financing of up to $5,000,000 directly or indirectly through introductions provided by Zylo, Inc.

As previously reported in an October 26, 2010 filing on Form 8-K,  on October 25, 2010, CWI and the Company agreed to amend the Agreement and Plan of Reorganization to extend the closing date to November 10, 2010, remove the requirement to issue options to Zylo, Inc. and or its assigns, add piggy-back registration rights for current shareholders, and require the Company to obtain shareholder approval to increase its authorized common stock and change the name of the company to Alpha Wastewater, Inc. or such similar name as is available in the state of Nevada following closing of the transaction.

At the time of execution of the Reorganization Agreement, Silicon South, Inc., had outstanding liabilities of approximately $200,000.  In order to address the outstanding liabilities of the Silicon South, Inc., CWI agreed as part of the share exchange transaction to transfer a total of $100,000 to Silicon South, Inc., to be used for payment of a portion of its outstanding liabilities.  In conjunction with execution of the Reorganization Agreement on August 23, 2010,  CWI made a good faith deposit of $100,000 into an escrow account with the intention that such funds would be used for payment of outstanding liabilities of the Company at the time of closing under the Reorganization Agreement.  CWI further agreed that at the time of closing under the Reorganization Agreement it would assume and be responsible for payment of $30,000 of outstanding liabilities of the Silicon South, Inc., and Silicon South, Inc., agreed that as a condition to closing it would negotiate the write off of the remaining balance of approximately $70,000 of liabilities.

In conjunction with execution of the amendment to the Reorganization Agreement on October 25, 2011,  CWI authorized the release of $50,000 from escrow prior to closing under the Reorganization Agreement, as a non-refundable deposit to be applied by Silicon South, Inc., toward partial payment of its outstanding liabilities.   As further described in Item 2.01 below, in conjunction with closing under the Reorganization Agreement, the remaining $50,000 was released from escrow and applied by Silicon South, Inc., to the payment of outstanding liabilities.

In addition, pursuant to the Reorganization Agreement, the current sole officer and director of the Company, Zagros Shahvaran,  agreed to submit his resignation as an officer and director, and to appoint Brian L. Hauff as the Company’s Chief Executive Officer and President, and Mr. Shenfeng (Justin) Wang as the Company’s Secretary, Treasurer and Chief Financial Officer of the Company.  It was also agreed that Mr. Hauff, Mr. Wang, Charles J. Mayer and Weibiao Xu would be appointed to serve as members of the board of directors of the Company, all of which will be effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Closing under the Reorganization Agreement described in Item 1.01 of this Current Report on Form 8-K, was completed effective as of November 9, 2010.  The Company issued a total of 40,000,000 shares of its authorized but previously unissued shares of common stock in exchange for a total of 40,000,000 shares of common stock of China Wastewater, Inc., representing all of the issued and outstanding common stock of China Wastewater, Inc.  As a result, China Wastewater became a wholly-owned subsidiary of the Company.  In conjunction with closing under the Reorganization Agreement, CWI authorized payment to the Company of an additional $50,000 to be applied by the Company to payment of outstanding liabilities and agreed to assume a total of $30,000 of the outstanding liabilities of the Company, and the Company completed the write off of the remaining balance of approximately $70,000 of its previously outstanding liabilities.

Subsequent to the closing under the Reorganization Agreement, Thurman Investments Corporation exercised its option to acquire a total of 2,475,000 shares of the Company’s common stock for $2,475.00, or $0.001 per share.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately prior to closing under the terms of the Reorganization Agreement.  As a result of closing under the Reorganization Agreement, CWI became a wholly-owned subsidiary of the Company and the Company’s operations are now focused in global wastewater treatment.  Consequently, the Company believes that as a result of closing under Reorganization Agreement, it has ceased to be a shell company because it no longer has nominal operations.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K of Silicon South, Inc. and its subsidiaries contains forward-looking statements.  All statements in this Current Report on Form 8-K, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. Examples of forward-looking statements include statements regarding the Company’s future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends.  These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements.  Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology.  Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this report, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Other risks and uncertainties are disclosed in the Company’s prior Securities and Exchange Commission filings. These and many other factors could affect the Company’s future financial condition and operating results and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by the Company or on its behalf.  The Company undertakes no obligation to revise or update any forward-looking statements.  The following information should be read in conjunction with the financial statements included in this Current Report on Form 8-K.

Except as otherwise indicated by the context, references in this Current Report on Form 8-K  to “we,” “us” and “our” are to the consolidated business of the Company and China Wastewater, Inc.

BUSINESS

Corporate Structure

Silicon South, Inc. was formed as a Nevada corporation on June 20, 1997.  We were originally incorporated under the name California Seasons Franchise Corporation. In September 1998 we changed our name to Silicon South, Inc. and began pursuing a business developing proprietary electronic components. We developed three proprietary electronic components that we attempted to manufacture and market. In April 2002, we ceased operations and focused our efforts on seeking a business opportunity.

As a result of the Share Exchange described in this Item 1.01, China Wastewater, Inc., became a wholly-owned subsidiary of the Company. China Wastewater, Inc. was formed as a Nevada corporation on October 7, 2009.  China Wastewater, Inc. is an environmental management, manufacturing and technology company focused on wastewater treatment with a focus on water recycling.  China Wastewater, Inc. was founded in 2009 with the sole purpose of launching the Ecofluid Systems Wastewater Treatment technology in China. China Wastewater, Inc. is currently in the preliminary stage of business development.  Following closing under the Agreement and Plan of Reorganization, the Company now carries on the business of China Wastewater, Inc. as its sole line of business.

Overview

A worldwide problem facing society is how to deal with organic wastes such as sewage sludge. In particular, the solid, liquid and gaseous materials remaining from this organic waste stream are a significant source of pollution. Increases in animal production, especially hogs and poultry, together with the application of liquid manures and dewatered biosolids onto land, have created serious air, soil and water pollution problems. These matters have resulted in an urgent need for solutions to reduce and deal with these environmental pollutants. As a result of societal and environmental pressures, governments are now enacting strict laws and regulations to reduce pollution and to require towns, industrial operations and cities to effectively deal with organic wastes. China is at the forefront of this government initiative as almost 60% of all sewage sludge and wastewater in China is not treated and of the remaining 40% where systems exist, many have to be upgraded. China has now implemented North American and European standards,

Recognizing this need, the Company has acquired the exclusive rights to market, manufacture, distribute, sell and transfer Ecofluid System, Inc’s (“Ecofluid”)technologies in China pursuant to the terms and conditions of a license agreement between the China Wastewater and Ecofluid System, Inc.  The terms and conditions of the license agreement are discussed more fully below. Additionally, as discussed more fully below, the Company also holds a non-exclusive right to acquire certain a patent1 and trademark from Ecofluid System Inc. pursuant to the terms and conditions of a non-exclusive right to purchase agreement.

Ecofluid. has been in business since 1995, providing proprietary biological wastewater treatment systems to real estate developers, food processors and municipalities across North America and the Caribbean.  Ecofluid has completed  more than 136 installations in 23 jurisdictions.

Ecofluid Systems, Inc. holds the rights to a patent  which covers the Upflow Sludge Blanket Filtration process (“USBF TM””), as well as several advancements to this system   Specifically, Ecofluid Systems, Inc. owns United States Patent NO: US 7,270,750 B2, a CALRIFIER RECYCLE SYSTEM DESIGNED FOR USE IN WASTEWATER TREATMENT SYSTEM.  The patent addresseses a recycle system for use in a waste treatment facility utilizing either partially fluidized or combined fluidized bed filtration principles comprising the use of discrete passage ways to allow flow between the bottom of the clarifier and the aeration compartment, a baffle positioned between bub-blers in the aeration compartment and the clarifier openings, and a conduit positioned in the clarifier to provide flow between the clarifier and the anoxic compartment that helps prevent the formation of settled sludge pockets, allows for almost complete evacuation of the solids during “no flow” conditions, and improves on other inefficient conditions inherent in treatment systems using prior art recycle designs.

Ecofluid’s technology is not limited to the packaged treatment market. The Ecofluid technology can also be applied to  Municipal Water Treatment, Industrial Wastewater Treatment and Wastewater Treatment for Water Reuse. Pursuant to its rights to the license agreement, the Company plans on establishing wastewater treatment facilities in the Peoples Republic of China utilizing Ecofluid’s technology.

Our Business

China Wastewater, Inc. is an environmental management, manufacturing and technology company focused on wastewater treatment with a focus on water recycling. The Company was founded in 2009 with the sole purpose of launching the Ecofluid Systems Wastewater Treatment technology in China pursuant to its rights under a license agreement entered into with Ecofluids System, Inc.

The current market infrastructure in China is made up primarily of wastewater treatment sites in 1st and 2nd tier cities (i.e. cities with large populations, historical and cultural significance and well developed infrastructure) while 3rd and 4th tier cities (i.e. generally less developed inland provincial capitals, comparably developed non-capital cities and prefecture cities) have little or no wastewater treatment facilities.  The preliminary stage of business development for the Company will be focused on seeking to identify potential wastewater and water management projects in 3rd and 4th tier cities within targeted regions in China, which may include (1) Packaged Systems; (2) Municipal Wastewater Treatment; (3) Industrial Wastewater Treatment; and (4) Treatment for Water Reuse.  The Company believes that identifying such projects will enable it to accelerate the consolidation of its targeted regions in China.

The second stage of business development will be to position the company as a long term income producing utility through seeking to enter into BOO (BUILD, OPERATE, OWN) and BOT (BUILD, OPERATE, TRANSFER) contracts to build wastewater treatment and water management facilities to serve commercial and municipal opportunities in 3rd and 4th tier cities where little or no wastewater treatment is currently in place. Through this process, the Company’s mission is to seek to assist in implementing cost effective and efficient wastewater treatment plants for 3rd and 4th tier municipalities in China and for commercial operations within those municipalities.

The Company has not yet sold or installed any wastewater treatment systems in China and currently remains in the development stage. The Company is presently seeking strategic partners in China who can assist it with the preliminary stage of business development related to seeking to identify potential wastewater and water management projects in 3rd and 4th tier cities within targeted regions in China.  Although there is no assurance that any organization or entity which agrees to become a strategic partner of the Company will have the ability to identify wastewater projects for the Company, or will have any influence on the sale of wastewater systems, as of the date of this Form 8-K/A, the Company has entered into two (2) strategic alliance agreements.

On September 1, 2010, the Company entered into a Strategic Alliance Agreement with Renmin University of China School of Environment and Natural Resources (“Renmin”) (the “Renmin Alliance Agreement”) pursuant to which Renmin will assist the Company with its business operations in China for a period of 36 months.  The services to be provided by Renmin include assistance with identifying plant construction, acquisition, retrofitting and water reclamation opportunities for the Company from national, provincial and municipal governments and private residential and commercial projects requiring wastewater treatment and to assist the Company in development a plant acquisition profile for the Chinese market. Under the terms of the Renmin Alliance Agreement, the consideration for Renmin’s services is to be mutually agreed to by the parties at the time the Company obtains any contract  for plant construction or other type of project as a result of a referral from Renmin.  Based on this provision, the Company has advised Renmin that it intends to propose payment of a fee of between 3-5% of the face amount of any contract  received by the Company as a result of a referral from Renmin, and that in each case, the Company will give Renmin the option of agreeing to receive payment either in cash or through issuance of shares of the Company’s stock based on then current  market value of the Company’s shares.   The foregoing description of the Renmin Alliance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Renmin Alliance Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

On November 11, 2010, the Company entered into a Strategic Alliance Agreement with Shandong Provincial Urban Construction Design Institute (“Shandong Institute”) (the “Shandong Institute Alliance Agreement”) pursuant to which Shandong Institute will assist the Company with its business operations in China by seeking to identify wastewater treatment plant acquisition or retrofitting of water reclamation projects in China for the Company, identifying and acquiring wastewater treatment plants in China for potential acquisition and sale by the Company, and recommending the Company’s USBF technology to potential customers in China.  The foregoing description of the Shandong Institute Alliance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Shandong Institute Alliance Agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

License Agreement and Purchase Agreement

License Agreeement

As noted above, on May 20, 2009 China Wastewater and Ecofluid System, Inc. entered into a license agreement which was subsequently updated on December 23, 2010.  The parties updated and re-executed the license agreement on December 23, 2010 (the “License Agreement”).  Pursuant to the License Agreement Ecofluid Systems, Inc., granted an exclusive license to China Wastewater to manufacture and/or assemble, distribute, sell, advertise and promote wastewater treatment systems utilizing patented technology owned by Ecofulid Systems, Inc. throughout China.  Specifically, China Wastewater obtained the license to the following intellectual property owned by Ecofluid Systems, Inc. (collectively referred to as the “Licensed Technology”:

1) USBF™

USBF is a Trademark registered to ECOfluid Systems, Inc. by the Canadian Intellectual Property Office (Reg. No. TMA563,928, File No. 1035867) and the United States Patent And Trademark Office (Reg. No. 2,787,937) for mechanical, chemical and biological wastewater purification and treatment units: Wastewater purification and treatment systems comprised of upflow sludge basket filtration and single sludge dentrification and rheologic thickening.  IN Class 11 (U.S. CLS 13, 21, 23, 31 and 34).

2) United States Patent   Patent NO: US 7,270,750 B2, Date of Patent: Sep. 18, 2007

(54) CALRIFIER RECYCLE SYSTEM DESIGN FOR USE IN WASTEWATER TREATMENT SYSTEM (75)

A recycle system for use in a waste treatment facility utilizing either partially fluidized or combined fluidized bed filtration principles comprising the use of discrete passage ways to allow flow between the bottom of the clarifier and the aeration compartment, a baffle positioned between bub-blers in the aeration compartment and the clarifier openings, and a conduit positioned in the clarifier provide flow between the clarifier and the anoxic compartment that helps prevent the formation of settled sludge pockets, allows for almost complete evacuation of the solids during “no flow” conditions, and improves on other inefficient conditions inherent in treatment systems using prior art recycle designs.

Pursuant to the terms of the License Agreement, the China Wastewater is obligated to pay a Sales Fee to Ecofluid equal to 12.5% of the hard costs incurred by China Wastewater or its customers related to construction  of any wastewater treatment system using the Licensed Technology.  Under the terms of the License Agreement, “hard costs” are defined as  meaning the purchase price paid to any third party manufacturers, assemblers, vendors or suppliers for equipment and hardware components of the system, excluding items such as concrete, piping, sewage collection equipment, soft  costs and costs of installation.  After December 31, 2010,  China Wastewater is required to pay a minimum annual sales fee of not less than $50,000 in order to maintain its exclusive territory.   In the event the minimum China Wastewater fails to pay the minimum annual sales fees for any year, Ecofluid then has the right, in its sole discretion,  to terminate the License Agreement.

The Sales Fee related to construction of any wastewater treatment system is payable to Ecofluid pro rata in conjunction with system purchase order progress payments.  Ecofluid has the right to periodically review the books and records maintained by China Wastewater related to system purchase order payments and payment of the Sales Fee, and to require China Wastewater to reimburse it for the costs it has incurred to complete the examination in the event it discloses a deficiency of more than 2% in payment of the Sales Fee.  In the event China Wastewater fails to pay any fees due in a timely manner, the unpaid amount shall accrue interest, compounded daily, from its original due date until paid in full, at a rate equal to the greater of 10% per annum or the maximum rate allowed by law.

The term of the License Agreement is through September 18, 2027, the expiration of the patent protecting the Licensed Technology.   However, the License Agreement may be terminated early by either party in the event of a material breach by the other party which is not cured within thirty days of it receipt of written notice describing the terms of the material breach.  Ecofluid also has the right to terminate the License Agreement immediately in the event China Wastewater sells or distributes a wastewater system outside its exclusive territory without the consent of Ecofluid, or  in the event  China Wastewater breaches the confidentiality provisions of the License Agreement.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Purchase Agreement

As noted above, on August 5, 2010 China Wastewater and Ecofluid System, Inc. entered into a non-exclusive purchase agreement.  The parties updated and re-executed the non-exclusive purchase agreement on December 23, 2010 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, China Wastewater holds the non-exclusive right to acquire the USBF Trademark and the patent owned by Ecofluid for a purchase price of two million US Dollars (US $2,000,000) until March 31, 2011. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Government Regulation

Through its business operations, the Company will be subject to regulation by both the PRC central government and local governmental agencies located in the cities where the Company conducts business operations.  Within the People’s Republic of China, Renmin University of China School of Environment and Natural Resources (the “Peoples University of China”) is responsible for reviewing wastewater technology and advising the the Central Chinese government regarding applicable standards.  The Company will be required to comply with applicable regulations regarding wastewater treatment facilities in China and intends to rely on The Peoples University of China to assist it in identifying regulations which are applicable to each potential project.

In China, the national discharge criteria for municipal wastewater treatment plants are set forth in governmental regulations including Integrated Wastewater Discharge Standard GB8978-1996, which was put into effect as of January 1, 1998. The standard was formulated for the purpose of implementing the Environmental Protection Law of the People’s Republic of China, the Law of the People’s Republic of China on Prevention and Control of Water Pollution and the Marine Environmental Protection Law of the People’s Republic of China controlling water pollution, protecting surface water like rivers, lakes, canals, reservoirs, oceans and ground water.  It is intended to maintain human health, eco-balance, national economic development and urban and rural development by establishing the upper limit for discharge of many pollutants and the total allowed water discharge for some industries.  It applies to all existing water treatment facilities for discharge management, environmental impact assessment, design, approval of facilities upon completion of construction, and management after being put into operation.

In addition to the foregoing, in the ordinary course of its business, the Company will be subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Changes in environmental laws and regulations may have a material adverse effect on the Company’s financial position and results of operations. Any failure by the Company to adequately comply with such laws and regulations could subject the Company to significant future liabilities.

The approval process for wastewater treatment plants in China first requires providing information to the Department of Science, Technology and Standards of the Ministry of Environmental Protection of the People’s Republic of China to establish that the technology to be used meets the national discharge standards set forth in applicable governmental regulations.  The process also involves establishing that the technology to be used meets any applicable discharge standards established by provincial and local governments and authorities and obtaining necessary permits and approvals from such provincial and local governments and authorities.  As described above, on September 1, 2010, the Company entered into a Strategic Alliance Agreement with Renmin University of China School of Environment and Natural Resources (“The Peoples University of China”).  Pursuant to the terms of this agreement, the Peoples University of China agreed to review the Ecofluid technology and advise the Company regarding its use in the China wastewater market and also agreed to assist the Company in identifying potential plant construction, acquisition, retrofitting and water reclamation opportunities from national, provincial, and municipal governments and from private residential and commercial projects in China.  In return, China Wastewater will provide access to any plants built in China to the Peoples University of China so they may study the technology for teaching purpose and advise the Company on potential improvements.  The Peoples University of China will receive remuneration for introductions and for consulting services at a fee  to be  mutually agreed to by the parties at the time the Company obtains any contract  for plant construction or other type of project as a result of a referral from Renmin.  The Company estimates that the agreed upon fee will be between 3-5% of the face amount of any contract  received by the Company as a result of a referral from Renmin, and that Renmin will have the option of agreeing to receive payment either in cash or through issuance of shares of the Company’s stock based on then current  market value of the Company’s shares.

Environmental Considerations

Untreated wastewater and sewage sludge create serious environmental and health hazards. These organic wastes contain harmful products and by-products which can leach into soils, waterways and ground waters causing contamination of soils and underground aquifers. The Company's technology can contribute to remediating environmental pollution problems from these sources, by safely treating wastewater for reuse and recycling.

Competition

The market for wastewater treatment facilities within China is competitive and rapidly evolving.   Wastewater treatment processes currently in use in China which compete with the USBF technology the Company has licensed from Ecofluid, are comprised of various types of biological nutrient removal (BNR) processes which apply alternative aerated and unaerated environments to remove nitrogen and phosphorous through the growth and metabolism of specific bacteria.   There are many competitors in the Chinese market currently offering various types of BNR systems including Enviroquip, WES Inc., Pollution Control Systems Inc., Smith & Loveless, Bonadiman Constructors, Redfox Environmental Services, Bio-Microbics Inc., Beckart Environmental Inc., Hydroxyl Systems, AWS American Wastewater Systems, Norweco, Paques and US Filter.  All of these competitors are more well established than the Company and it is likely that they also have  greater financial resources and expertise than we do in research and development, manufacturing, testing, obtaining regulatory approvals and marketing approved products and technologies.

The Company intends to seek to compete in the wastewater management industry in China on the basis that it  believes wastewater treatment facilities using its USBF technology have a competitive advantage over plants using the currently available BNR technology in relation to cost of installation, footprint, and operating cost, as well as in the ability to easily scale up modularly for future expansion.  In addition, the Company believes that its USBF system provides better performance than currently available BNR systems based on many factors including the fact that the USBF system is:

1.

Overall simpler process to operate

2.

Requires less electrical power

3.

Does not require computerized controls for operation

4.

No chemicals required for operation

5.

Less mechanical equipment to maintain

6.

Produces less sludge

In addition to the foregoing, the Company intends to seek to compete in the wastewater management industry in China on the basis of relationships it is able to establish.  Although some wastewater projects in China, including particularly those in larger Tier 1 cities, are based upon competitive bidding, the Company does not intend to make such projects the focus of its efforts.  Instead, the Company intends to focus its efforts on obtaining contracts for projects such as retrofits, upgrades, and construction of new plant facilities in smaller Tier 2 and 3 cities, and it believes that its ability to obtain such contracts will often be based on relationships it has been able to establish with recognized experts from universities and design institutes, and with mayors and other local authorities.   Although there is no assurance that the Company will be able to successfully compete on this basis, as part of this effort, the Company has entered into the Renmim Alliance Agreement and the Shandong Institute Alliance Agreement described above.

Intellectual Property

Pursuant to the License Agreement, Ecofluid Systems, Inc. granted an exclusive license to China Wastewater to manufacture and/or assemble, distribute, sell, advertise and promote wastewater treatment systems utilizing patented technology owned by Ecofulid Systems, Inc. throughout China.  The License Agreement also grants China Wastewater a royalty-free license to use Econfluid’s “USBF” trademark throughout the term of the License Agreement in conjunction with its operations in China.  Other than the License, the Company does not own any intellectual property relating to wastewater treatment facilities.  The Ecofluid System, Inc. technology which the Company has licensed is not currently patented under Chinese patent laws and the “USBF” trademark is not currently registered under Chinese trademark laws.  Furthermore, the protection of intellectual property rights and proprietary information in China, including both patent and trademark rights, has historically not been as effective as in the United States or other countries.  For example, implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents or trademarks  issued to us or to determine the enforceability, scope and validity of our proprietary rights in such patents and trademarks.  The experience and capabilities of PRC courts in handling intellectual property litigation varies, and outcomes are unpredictable.  Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations.  To date we have not been involved in any significant intellectual property disputes, or encountered major difficulties in enforcing our intellectual property rights in China.

Research and Development.

The Company did not conduct any research and development during the fiscal years ended December 31, 2009 and 2008.

Legal Proceedings

There are no material pending legal proceedings to which we are a party or of which any of our properties are subject; nor are there material proceedings known to us to be contemplated by any governmental authority.  There are no material proceedings known to us, pending or contemplated, in which any of our directors, officers or affiliates or any of our principal security holders, or any associate of any of the foregoing, is a party or has an interest adverse to us.

Employees

The Company has 5 employees in Vancouver, BC, Canada.    The Company has 4 consultants in China to assist in identifying potential opportunities.

Office Space

The Company leases office space in British Columbia, Canada under an operating lease.  The lease provides for a lease payment of $2,383 per month beginning September 1, 2009 expiring August 2011.

RISK FACTORS

Risks Related to Our Business

We have a history of losses and we expect to continue to incur losses and may not achieve or maintain profitability.

Even if we succeed in developing and commercializing one or more of our product candidates, we may not be able to generate sufficient revenues and we may never achieve or maintain profitability.

Current economic conditions could adversely affect our operations.

According to the National Bureau of Economic Research, the United States economy was in recession from  December, 2007 through June, 2009 and economic growth since June, 2009, has been slow.  Although our business is focused in China, this economic downturn and the instability of markets have made the business climate more volatile and more costly.  Consequently, our general business strategy may be adversely affected by unpredictable and unstable market conditions.  If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary debt or equity financing more difficult, more costly and more dilutive.  While we believe that our existing cash and investments will be sufficient to meet our anticipated cash requirements at least through the first quarter of 2011, a more radical economic downturn or increase in our expenses will likely make it more difficult for us to seek additional financing, and may force us to accept less than attractive rates or terms that are excessively dilutive to existing stockholders.  Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our business strategy, financial performance and stock price, and could require us to delay or abandon product development plans or plans to acquire additional technology.

There is a risk that one or more suppliers, consultants and other partners may encounter difficulties during these challenging economic times, which would directly affect our ability to attain our operating goals on schedule and on budget.

The current economic conditions may also adversely affect our potential customers.  These conditions may also impact the overall amount spent on wastewater treatment generally.  This could result in a decrease in the demand for our products, longer sales cycles, slower adoption of our new technology and increased price competition.

The wastewater treatment industries are highly competitive and subject to rapid technological change.  If our competitors are better able to develop and market products that are safer and more effective than any products we may develop, our commercial opportunities will be reduced or eliminated.

Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products.  We face competition from established wastewater treatment companies, as well as from academic institutions, government agencies, and private and public research institutions in the United States and abroad.  Many of our principal competitors have significantly greater financial resources and expertise than we do in research and development, manufacturing, testing, obtaining regulatory approvals and marketing approved products and technologies.  Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with, or mergers with or acquisitions by, large and established companies or through the development of novel products and technologies.

The industry in which we operate has undergone, and we expect it to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technological advances are made.  Our competitors may develop and commercialize wastewater treatment facilities and technologies that are safer or more effective, or are less expensive than any products and technologies that we may develop.  We also compete with our competitors in recruiting and retaining qualified scientific and management personnel and in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

If our products and technologies do not gain market acceptance, we may be unable to generate significant revenues, if any.

Even if we obtain regulatory approval for our wastewater treatment facilities and products, they may not gain market acceptance.  Market acceptance will depend on our ability to demonstrate the benefits of our approved technologies in terms of safety, efficacy, convenience, ease of administration and cost effectiveness.  In addition, we believe market acceptance depends on the effectiveness of our marketing strategy, the pricing of our approved technologies and products and the reimbursement policies of government and third party payers.  If any of our products fail to achieve market acceptance, our ability to generate revenues will be limited.

The loss of our key management and scientific personnel may hinder our ability to execute our business plan.

As a small company with 5 employees, our success depends on the continuing contributions of Ecofluid Systems, Inc. and of our management team and scientific personnel.  We depend on the services of our key scientific employees and principal members of our management team.  Our success depends in large part on our ability to attract and retain highly qualified personnel.  We face intense competition in our hiring efforts from other wastewater treatment companies, as well as from universities and nonprofit research organizations, and we may have to pay higher salaries to attract and retain qualified personnel.  The loss of one or more of these individuals, or our inability to attract additional qualified personnel, could substantially impair our ability to implement our business plan.

We face risks over disclosure controls and internal controls over financial reporting

As a public company listed in the United States, we are required to follow the SEC’s regulations on disclosures and financial reporting. Our internal accounting staff is specialized in the Canadian GAAP, which is different from the US GAAP required for SEC reporting entities. Our management team and board of directors have basic knowledge of but do not have an expert on the US GAAP, internal controls or disclosure requirements. We have outsourced our accounting and financial reporting services to a consultant in the US, who has not proven to us her capability or signed a service contract with us. We are in the process of finding an internal expert who will address our disclosure control and internal control needs. If we cannot engage and retain an expert who will dedicate sufficient time on our disclosures, financial reporting and related controls, we will face the risk of not meeting all SEC requirements and cease our status as a SEC reporting public company. We face an inherent risk of liability in the event that the use or misuse of our product candidates results in personal injury or death.

The use of our wastewater treatment products may expose us to product liability claims which could result in financial loss.  Our commercial product liability insurance coverage may not be sufficient to cover claims that may be made against us.  In addition, we may not be able to maintain insurance coverage at a reasonable cost, or in sufficient amounts or scope, to protect us against losses.  Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management team and other resources, and adversely impact or eliminate the prospects for commercialization of the product candidate, or sale of the product, which is the subject of any such claim.

Product Defects, Product Returns and Product Liability could adversely impact operations.

The Product, the Service or the operation of the plants that the Company intends to build and operate may contain undetected problems or defects. The occurrence of such problems or defects could result in product returns and other losses to the Company or its customers. Such occurrence(s) could also result in the loss of or delay in market acceptance of the Product and/or Services, which could have a material adverse effect on the Company's business, operating results and financial condition. Further, although the Company hopes to enter into purchase agreements with customers that will contain provisions designed to limit the Company's exposure to potential product or service liability claims, it is possible that such provisions limiting liability will not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. Although the Company has not experienced any product, service or liability claims, the future sale and support of the Company's products or services, if any, entails the risk of such claims. A successful product or service liability claim brought against the Company or its licensees, if any, could have a material adverse effect on the Company's business, operating results and financial condition.

Risks Related to Intellectual Property

The protection of our intellectual property is critical to our success and any failure on our part to adequately protect those rights could materially adversely affect our business.

Our commercial success depends to a significant degree on our ability to:

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obtain and/or maintain protection for our product candidates under the patent laws of the United States and other countries;

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defend and enforce our patents once obtained;

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obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;

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maintain trade secrets and other intellectual property rights relating to our product candidates; and

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operate without infringing upon the patents, trademarks, copyrights and proprietary rights of third parties.

The degree of intellectual property protection for our technology is uncertain, and only limited intellectual property protection may be available for our product candidates, which may prevent us from gaining or keeping any competitive advantage against our competitors.  Although we believe the patents that we own or license, and the patent applications that we own or license, generally provide us a competitive advantage, the patent positions of biotechnology, biopharmaceutical and medical device companies are generally highly uncertain, involve complex legal and factual questions and have been the subject of much litigation.  Neither the United States Patent and Trademark Office nor the courts have a consistent policy regarding the breadth of claims allowed or the degree of protection afforded under many biotechnology patents.  Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products.  Further, a court or other government agency could interpret our patents in a way such that the patents do not adequately cover our current or future product candidates.  Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

We also rely upon trade secrets and unpatented proprietary know-how and continuing technological innovation in developing our products, especially where we do not believe patent protection is appropriate or obtainable.  We seek to protect this intellectual property, in part, by generally requiring our employees, consultants, and current and prospective business partners to enter into confidentiality agreements in connection with their employment, consulting or advisory relationships with us, where appropriate.  We also require our employees, consultants, researchers and advisors who we expect to work on our products and product candidates to agree to disclose and assign to us all inventions conceived during the work day, developed using our property or which relate to our business.  We may lack the financial or other resources to successfully monitor and detect, or to enforce our rights in respect of, infringement of our rights or breaches of these confidentiality agreements.  In the case of any such undetected or unchallenged infringements or breaches, these confidentiality agreements may not provide us with meaningful protection of our trade secrets and unpatented proprietary know-how or adequate remedies.  In addition, others may independently develop technology that is similar or equivalent to our trade secrets or know-how.  If any of our trade secrets, unpatented know-how or other confidential or proprietary information is divulged to third parties, including our competitors, our competitive position in the marketplace could be harmed and our ability to sell our products successfully could be severely compromised.  Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is also difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensees, evaluators, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

In particular, we cannot assure you that:

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we or the owners or other inventors of the patents that we own or that have been licensed to us, or that may be issued or licensed to us in the future, were the first to file patent applications or to invent the subject matter claimed in patent applications relating to the technologies upon which we rely;

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others will not independently develop similar or alternative technologies or duplicate any of our technologies;

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any of our patent applications will result in issued patents;

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the patents and the patent applications that we own or that have been licensed to us, or that may be issued or licensed to us in the future, will provide a basis for commercially viable products or will provide us with any competitive advantages, or will not be challenged by third parties;

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the patents and the patent applications that have been licensed to us are valid and enforceable;

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we will develop additional proprietary technologies that are patentable;

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we will be successful in enforcing the patents that we own or license and any patents that may be issued or licensed to us in the future against third parties;

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the patents of third parties will not have an adverse effect on our ability to do business; or

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our trade secrets and proprietary rights will remain confidential.

Accordingly, we may fail to secure meaningful patent protection relating to any of our existing or future product candidates or discoveries despite the expenditure of considerable resources.  Further, there may be widespread patent infringement in countries in which we may seek patent protection, including countries in Europe, which may instigate expensive and time consuming litigation which could adversely affect the scope of our patent protection.  In addition, others may attempt to commercialize products similar to our product candidates in countries where we do not have adequate patent protection.  Failure to obtain adequate patent protection for our product candidates, or the failure by particular countries to enforce patent laws or allow prosecution for alleged patent infringement, may impair our ability to be competitive.  The availability of infringing products in markets where we have patent protection, or the availability of competing products in markets where we do not have adequate patent protection, could erode the market for our product candidates, negatively impact the prices we can charge for our product candidates, and harm our reputation if infringing or competing products are manufactured to inferior standards.

Patent applications owned by or licensed to us may not result in issued patents, and our competitors may commercialize the discoveries we attempt to patent.

The patent applications that have been licensed to us, and any future patent applications that we may own or that may be licensed to us, may not result in the issuance of any patents. The standards that the United States Patent and Trademark Office and foreign patent offices use to grant patents are not always applied predictably or uniformly and can change.  Consequently, we cannot be certain as to the type and scope of patent claims to which we may in the future be entitled under our license agreements or that may be issued to us in the future.  These applications may not be sufficient to meet the statutory requirements for patentability and, therefore, may not result in enforceable patents covering the product candidates we want to commercialize.  Further, patent applications in the United States that are not filed in other countries may not be published or generally are not published until at least 18 months after they are first filed, and patent applications in certain foreign countries generally are not published until many months after they are filed.  Scientific and patent publication often occurs long after the date of the scientific developments disclosed in those publications.  As a result, we cannot be certain that we will be the first creator of inventions covered by our patents or applications, or the first to file such patent applications.  As a result, our issued patents and our patent applications could become subject to challenge by third parties that created such inventions or filed patent applications before us or our licensors, resulting in, among other things, interference proceedings in the United States Patent and Trademark Office to determine priority of discovery or invention.  Interference proceedings, if resolved adversely to us, could result in the loss of or significant limitations on patent protection for our products or technologies.  Even in the absence of interference proceedings, patent applications now pending or in the future filed by third parties may prevail over the patent applications that have been or may be owned by or licensed to us or that we may file in the future, or may result in patents that issue alongside patents issued to us or our licensors or that may be issued or licensed to us in the future, leading to uncertainty over the scope of the patents owned by or licensed to us or that may in the future be owned by us or our freedom to practice the claimed inventions.

Our patents may not be valid or enforceable, and may be challenged by third parties.

We cannot assure you that the patents that have been licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors.  The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds.  Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations.  In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage.  Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing the patents that we own or license and any patents that may be issued to us in the future, against third parties may require significant expenditures regardless of the outcome of such efforts.  Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

Issued patents and patent licenses may not provide us with any competitive advantage or provide meaningful protection against competitors.

The discoveries or technologies covered by issued patents we license may not have any value or provide us with a competitive advantage, and many of these discoveries or technologies may not be applicable to our product candidates at all.  We have devoted limited resources to identifying competing technologies that may have a competitive advantage relative to ours, especially those competing technologies that are not perceived as infringing on our intellectual property rights.  In addition, the standards that courts use to interpret and enforce patent rights are not always applied predictably or uniformly and can change, particularly as new technologies develop.  Consequently, we cannot be certain as to how much protection, if any, will be afforded by these patents with respect to our products if we, our licensees or our licensors attempt to enforce these patent rights and those rights are challenged in court.

The existence of third party patent applications and patents could significantly limit our ability to obtain meaningful patent protection.  If patents containing competitive or conflicting claims are issued to third parties, we may be enjoined from pursuing research, development or commercialization of product candidates or may be required to obtain licenses, if available, to these patents or to develop or obtain alternative technology.  If another party controls patents or patent applications covering our product candidates, we may not be able to obtain the rights we need to those patents or patent applications in order to commercialize our product candidates or we may be required to pay royalties, which could be substantial, to obtain licenses to use those patents or patent applications.

In addition, issued patents may not provide commercially meaningful protection against competitors.  Other parties may seek and/or be able to duplicate, design around or independently develop products having effects similar or identical to our patented product candidates that are not within the scope of our patents.

Limitations on patent protection in some countries outside the United States, and the differences in what constitutes patentable subject matter in these countries, may limit the protection we have under patents issued outside of the United States.  We do not have patent protection for our product candidates in a number of our target markets.  The failure to obtain adequate patent protection for our product candidates in any country would impair our ability to be commercially competitive in that country.

The ability to market the products we develop is subject to the intellectual property rights of third parties.

The wastewater treatment industries are characterized by a large number of patents and patent filings and frequent litigation based on allegations of patent infringement. Competitors may have filed patent applications or have been issued patents and may obtain additional patents and proprietary rights related to products or processes that compete with or are similar to ours.  We may not be aware of all of the patents potentially adverse to our interests that may have been issued to others.  Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our product candidates or proprietary technologies may infringe.  Third parties may claim that our products or related technologies infringe their patents.  Further, we, our licensees or our licensors, may need to participate in interference, opposition, protest, reexamination or other potentially adverse proceedings in the United States Patent and Trademark Office or in similar agencies of foreign governments with regards to our patents, patent applications, and intellectual property rights.  In addition, we, our licensees or our licensors may need to initiate suits to protect our intellectual property rights.

Litigation or any other proceeding relating to intellectual property rights, even if resolved in our favor, may cause us to incur significant expenses, divert the attention of our management and key personnel from other business concerns and, in certain cases, result in substantial additional expenses to license technologies from third parties.  Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. An unfavorable outcome in any patent infringement suit or other adverse intellectual property proceeding could require us to pay substantial damages, including possible treble damages and attorneys' fees, cease using our technology or developing or marketing our products, or require us to seek licenses, if available, of the disputed rights from other parties and potentially make significant payments to those parties.  There is no guarantee that any prevailing party would offer us a license or that we could acquire any license made available to us on commercially acceptable terms.  Even if we are able to obtain rights to a third party's patented intellectual property, those rights may be nonexclusive and, therefore, our competitors may obtain access to the same intellectual property.  Ultimately, we may be unable to commercialize our product candidates or may have to cease some of our business operations as a result of patent infringement claims, which could materially harm our business.  We cannot guarantee that our products or technologies will not conflict with the intellectual property rights of others.

If we need to redesign our products to avoid third party patents, we may suffer significant regulatory delays associated with conducting additional studies or submitting technical, manufacturing or other information related to any redesigned product and, ultimately, in obtaining regulatory approval.  Further, any such redesigns may result in less effective and/or less commercially desirable products, if the redesigns are possible at all.

Additionally, any involvement in litigation in which we, our licensees or our licensors are accused of infringement may result in negative publicity about us or our products, injure our relations with any then-current or prospective customers and marketing partners, and cause delays in the commercialization of our products.

Regulatory Risks

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

International sales of our products and any of our product candidates that we commercialize are subject to the regulatory requirements of each country in which the products are sold.  Accordingly, the introduction of our product candidates in markets outside the United States will be subject to regulatory approvals in those jurisdictions.  The regulatory review process varies from country to country.  In addition, each country has its own tariff regulations, duties and tax requirements.  The approval by foreign government authorities is unpredictable and uncertain, and can be expensive.  Our ability to market our approved products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances.

Prior to marketing our products in any country outside the United States, we must obtain marketing approval in that country.  Approval and other regulatory requirements vary by jurisdiction and differ from the United States’ requirements.

Product quality or performance issues may be discovered through ongoing regulation by international agencies, as well as through our internal standard quality process.

The wastewater treatment industry is subject to substantial regulation by various international agencies.  We are subject to ongoing regulation as a supplier or wastewater treatment plants and technology.  Governmental regulations cover many aspects of our operations, including quality systems, marketing and reporting.  As a result, we continually collect and analyze information about our product quality and product performance through field observations, customer feedback and other quality metrics.  If we fail to comply with applicable regulations or if post market safety issues arise, we could be subject to enforcement sanctions, our promotional practices may be restricted, and our marketed products could be subject to recall or otherwise impacted.  Each of these potential actions could result in a material adverse effect on our operating results.

We will be subject to many environmental regulations in China.  Adherence to all applicable environmental regulations may be difficult to achieve and if we are unable to satisfy all applicable regulations, it will adversely impact our ability to continue operations. .

The Company will be subject to stringent environmental standards designed to prevent and control water pollution and to regulate industrial and municipal wastewater treatment and discharge.  In China, the applicable laws include the Law of the Peoples Republic of China on Prevention and Control of Water Pollution and the Environmental Protection Law of the Peoples Republic of China.  In addition, the Company’s operations will also be subject to administrative statutes issued by the State Council, including the Implementation Rules on the Law of the Peoples Republic of China on Prevention and Control of Water Pollution, and to a variety of rules and regulations issued by Ministries such as the Ministry for Environmental Protection, as well as particular rules, regulations and procedures adopted and administered by subordinate bureaus at the provincial, city, county, district and town levels for the purpose of implementing the national statutes and regulations.  Adherence to applicable environmental laws and regulations may be difficult,  and there is no assurance that the Ecofluid system we have licensed will comply with all applicable environmental laws and regulations. If the Company is unable to adhere to these environmental regulations, it will adversely impact our ability to continue operations.

Risks Related to Our Common Stock

We must rely on third parties for financing.

To the extent we must obtain financing to support our cash needs, we will be entirely reliant on third parties for financing.  We do not have any lines of credit or other financing arrangements in place with banks or other financial institutions.  Therefore, we may require additional financing in the future, and additional financing may not be available at times, in amounts or on terms acceptable to us, or at all, which would have a material adverse effect on our business.

If we are unable to successfully raise additional capital in the future, our product development could be limited and our long term viability may be threatened; however, if we do raise additional capital, your percentage ownership as a stockholder could decrease and constraints could be placed on the operations of our business.

We have experienced negative operating cash flows since our inception and have funded our operations primarily from proceeds received from sales of our stock.  We may seek to obtain additional funds at any time in the future through equity or debt financings, or strategic alliances with third parties, either alone or in combination with equity financings.  These financings could result in substantial dilution to the holders of our common stock or require contractual or other restrictions on our operations or on alternatives that may be available to us.  If we raise additional funds by issuing debt securities, these debt securities could impose significant restrictions on our operations.  Any such required financing may not be available in amounts or on terms acceptable to us, and the failure to procure such required financing could have a material adverse effect on our business, financial condition and results of operations.

A variety of factors could impact our need to raise additional capital, the timing of any required financings and the amount of such financings.  Factors that may cause our future capital requirements to be greater than anticipated or could accelerate our need for funds include, without limitation:

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delays in timing of receipt of required regulatory approvals;

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unanticipated expenditures in research and development or manufacturing activities;

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delayed market acceptance of any approved product;

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unanticipated expenditures in the acquisition and defense of intellectual property rights;

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the failure to develop strategic alliances for the marketing of some of our product candidates;

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additional inventory builds to adequately support the launch of new products;

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unforeseen changes in reimbursement procedures regarding any of our products;

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lack of financial resources to adequately support our operations;

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difficulties in maintaining commercial scale manufacturing capacity and capability;

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unforeseen problems with our third-party manufacturers, service providers or specialty suppliers of certain raw materials;

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unanticipated difficulties in operating in international markets;

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unanticipated financial resources needed to respond to technological changes and increased competition;

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unforeseen problems in attracting and retaining qualified personnel to market our approved products;

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enactment of new legislation or administrative regulations;

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the application to our business of new court decisions and regulatory interpretations;

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claims that might be brought in excess of our insurance coverage;

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the failure to comply with regulatory guidelines; and

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the uncertainty in industry demand behavior as businesses and individuals suffer from the current economic downturn.

In addition, although we have no present commitments or understandings to do so, we may seek to expand our operations and product line through acquisitions or joint ventures.  Any acquisition or joint venture would likely increase our capital requirements.

If adequate financing is not available, we may be required to delay, scale back or eliminate our operations.  Consequently, our long-term viability would be threatened.

Our Present Officers and Directors control and may continue to control us and may have conflicts of interest with us or you in the future.

As of November 9, 2010, our current officers and directors owned or controlled 40.15% of our outstanding common stock.  For as long as they own a significant percentage of our outstanding stock, even if less than a majority, our current officers and directors will be able to control and exercise significant influence over our business affairs, including the strategic direction of our business generally, the incurrence of indebtedness by us, the issuance of any additional equity securities, the repurchase of equity securities and the payment of dividends, and will have the power to determine or significantly influence the outcome of matters submitted to a vote of our stockholders, including mergers, consolidations, sales or dispositions of assets, reductions in share capital, other business combinations and amendments to our articles of incorporation.  Our current officers and directors may take actions with which you or we do not agree, including actions that delay, defer or prevent a change in control of our company or that could adversely affect the market price of our common stock.  In addition, they may take other action that might be favorable to them, but not favorable to us or our other stockholders.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

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changes in our industry;

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our ability to obtain additional financing and, if available, the terms and conditions of the financing;

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additions or departures of key personnel;

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sales of our common stock;

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our ability to execute our business plan;

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operating results that fall below expectations;

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period-to-period fluctuations in our operating results;

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new regulatory requirements and changes in the existing regulatory environment; and

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general economic conditions and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date, there has been no liquid trading market for our common stock and we cannot predict how liquid the market for our common stock might become.  Our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), which is an inter-dealer, over-the-counter market that provides significantly less liquidity than the New York Stock Exchange or the NASDAQ Stock Market.  The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists.  The market price for our common stock is subject to volatility and holders of our common stock may be unable to resell their shares at or near their original purchase price, or at any price.  In the absence of an active trading market:

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investors may have difficulty buying and selling, or obtaining market quotations;

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market visibility for our common stock may be limited; and

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a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will likely adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a “penny stock,” and trading in our common stock is subject to requirements of Rule 15g-9 under the Exchange Act.  Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  Generally, the broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC Regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because only a few brokers or dealers are likely to undertake these compliance activities.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements and others have been adopted by companies in response to the requirements of national securities exchanges, such as the New York Stock Exchange and the NASDAQ Stock Market.  Among the corporate governance measures that are required under the rules of the national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics.  We intend to adopt certain corporate governance measures, such as a code of ethics and an established audit committee.  We do not currently have any independent directors on our board.  It is possible that if we were to have more independent directors on our board of directors, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of a compensation committee comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our executive officers may be made by our directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of both corporate governance measures and a majority of independent directors in formulating their investment decisions.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Background

 We were formed as a Nevada corporation on June 20, 1997 under the name California Seasons Franchise Corporation.  In September, 1998, we changed our name to Silicon South, Inc., and began pursuing a business developing proprietary electronic components.  We developed three proprietary electronic components which we attempted to manufacture and market.  In April, 2002, we ceased operations and focused our efforts on seeking a business opportunity,

On November 9, 2010, we acquired all of the issued and outstanding common stock of China Wastewater, Inc, (formerly known as Alpha Wastewater, Inc) (“CWI” or “China Wastewater”), a Nevada corporation, in a share exchange transaction.   As a result of this share exchange transaction, CWI became our wholly-owned subsidiary, and the focus of our business operations will now be on the operations to be carried on through CWI.

CWI is a development stage environmental management, manufacturing and technology company focused on wastewater treatment and water recycling.   CWI was founded in 2009 with the sole purpose of launching the Ecofluid

Systems wastewater treatment technology in China.  As a result of our acquisition of CWI, our business operations will now be focused on launching the Ecofluid Systems wastewater treatment technology in China.

The following discussion regarding results of operation relates to the business operations of CWI.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles.  The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, accrued expenses, fair valuation of inventory, valuation of any losses on purchase commitments, fair valuation of stock related to stock-based compensation and income taxes.  We base our estimates on authoritative literature and pronouncements, historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.   Our actual results may differ from these estimates under different assumptions or conditions.  The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements.  The results of our operations for any historical period are not necessarily indicative of the results of our operations for any other future period.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements filed with this Current Report on Form 8-K, we believe that the following accounting policies relating to revenue recognition, research and development costs, inventory valuation, valuation of purchase commitments, accrued expenses and deferred liabilities, stock-based compensation and income taxes are significant and, therefore, important to aid you in fully understanding and evaluating our reported financial results.

Revenue Recognition

We follow the revenue recognition criteria outlined in Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements (“SAB 101”), as amended by SAB 104, Revenue Recognition.  Sales of medical devices, including related accessories, are recognized when shipped to the customer.  Fees from services performed are recognized when the procedure is performed.

Research and Development Costs

We expense costs associated with research and development activities as incurred.  We evaluate payments made to suppliers and other vendors in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, Accounting for Research and Development Costs, and determine the appropriate accounting treatment based on the nature of the services provided, the contractual terms, and the timing of the obligation. Research and development costs include payments to third parties that specifically relate to our products in development, such as payments to contract research organizations, product related consultants, and contract manufacturer start-up costs.  In addition, employee costs (salaries, payroll taxes, benefits and travel) for employees of the manufacturing, regulatory affairs, quality assurance, quality control, and research and development departments are classified as research and development costs.

Inventory Valuation

We value our inventory at the lower of our actual cost or the current estimated market value.  We regularly review existing inventory quantities, expiration dates of existing inventory and inventory purchase commitments with suppliers to evaluate a provision for excess, expired, obsolete and scrapped inventory based primarily on our historical usage and anticipated future usage.  Although we make every effort to ensure the accuracy of our forecasts of future product demand, any significant unanticipated change in demand or technological developments could have a significant impact on the value of our inventory and our reported operating results.

Inventory is carried at the lower of cost (first-in, first-out) or net realizable value, and consists primarily of the purchase of component materials for assembly of finished products, less reserves for obsolescence.

Valuation of Purchase Commitments

We have some purchase commitments with our suppliers related to our future inventory needs. As part of the process of preparing our consolidated financial statements, we assess the need for any provision for future losses associated with these future purchase commitments in accordance with Accounting Research Bulletin (“ARB”) No. 43,  Restatement and Revision of Accounting Research Bulletins.  As of June 30, 2010, no reserves have been recorded in association with these future purchase commitments.

Income Taxes

We account for income taxes utilizing the asset and liability method prescribed by the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is provided for the deferred tax assets related to future years, including loss carryforwards, if there is not sufficient evidence to indicate that the results of operations will generate sufficient taxable income to realize the net deferred tax asset in future years.

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 provides guidance for how uncertain tax provisions should be recognized, measured, presented and disclosed in the consolidated financial statements.  FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions would “more-likely-than-not” be sustained if challenged by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.

Results of Operations

Nine months ended September 30, 2010 compared to the Nine Months ended September 30, 2009

Revenue

The Company is in the development stage and has not generated revenue since inception in 2007.

Operating Expenses

For the nine months ended September 30, 2010, the Company had operating expenses totaling $104,232, as compared to operating expenses totaling $135,267 for the nine months ended September 30, 2009.

The decrease in operating expenses of $31,035, or approximately 22.9%, is primarily attributable to three factors, as follows:

•

The Company had no salary expense for the nine months ended September 30, 2010, as compared to salary expense of $81,867 for the nine months ended September 30, 2009.  The elimination of salary expenses in 2010 is attributable to the fact that in 2010 Company officers and directors elected to waive receipt of salaries while the Company remained in the development.

•

During the nine months ended September 30, 2010, the Company had consulting and professional fees of $12,986, as compared to consulting and professional fees of $38,764 for the nine months ended September 30, 2009.  The decrease in consulting and professional fees of $25,778, or approximately 66.5%, in 2010 as compared to 2009 is primarily attributable to the fact that in 2010 Company elected to complete certain activities in house in an effort to minimize expenses while it remained in the development stage.

•

During the nine months ended September 30, 2010, the Company had general and administrative expenses of $91,246 as compared to general and administrative expenses of $14,636 for the nine months ended September 30, 2009.  The increase in general and administrative expenses of $76,610, or approximately 523%, in 2010 as compared to 2009 is primarily attributable to the fact that in 2010 the Company began to incur expenses in anticipation of completion of a reverse merger transaction.

Operating Loss

The Company had an operating loss of $104,232 for the nine months ended September 30, 2010, as compared to an operating loss of $135,267 for the nine months ended September 30, 2009.   The decrease in operating loss of $31,035, or approximately 22.9%, is attributable to the changes in salary expense, consulting and professional fees and general and administrative expenses described above.

Fiscal Year Ended December 31, 2009 Compared to Fiscal Year Ended December 31, 2008

Revenue

The Company is in the development stage and has not generated revenue since inception in 2007.

Operating Expenses

For the fiscal year ended December 31, 2009,  the Company had operating expenses totaling $236,474, as compared to operating expenses totaling $228,248 for the fiscal year ended December 31, 2008.

•

Salary expenses were $163,734 in the fiscal year ended December 31, 2009, as compared to $88,120 for the fiscal year ended December 31, 2008.  The increase of $75,614, or approximately 86%, is attributable to the fact that certain salaries were recorded as consulting and professional fees in 2008 and moved to salary expense in 2009, and to the fact that salaries increased as a result of signing new employment agreements during 2008.

•

Consulting and professional fees were $51,210 in the fiscal year ended December 31, 2009, as compared to $72,677 for the fiscal year ended December 31, 2008.  The decrease of $18,557, or approximately 25.5%, is attributable to the fact that certain payments which had been recorded as consulting and professional fees in 2008 were moved to salaries in 2009.

•

General and administrative fees were $21,530 in the fiscal year ended December 31, 2009 as compared to $67,451 for the fiscal year ended December 31, 2008.  The decrease of $45,921, or approximately 68%, is primarily attributable to a decrease in travel and entertainment expenses in 2009 as compared to 2008 and to the fact that in 2008 the Company had an investment loss of approximately $16,000 in 2008 related to the write-off of a bad debt.

Operating Loss

The Company had an operating loss of $294,788 in the fiscal year ended December 31, 2009 as compared to an operating loss of $191,510 in the fiscal year ended December 31, 2008. The increase of $103,278, or approximately 54%, is primarily attributable to the fact that the Company had a foreign currency translation adjustment of ($58,314) in 2009, as compared to a foreign currency translation adjustment of $36,738 in 2008.  The foreign currency translation adjustment is a result of the fact that the Company’s functional currency is the Canadian dollar and its reporting currency is the U.S. dollar.  As a result, the Company must recognize the effects of variations in foreign currency exchange rates as other comprehensive income and losses.

Liquidity and Capital Resources

As of December 31, 2009 and September 30, 2010, the Company has no current assets other than its exclusive license agreement with Ecofluid Systems, Inc., which is further described below, and which requires the Company to pay a minimum annual sales fee of not less than $50,000 beginning in calendar year, 2011.

As of December 31, 2009, the Company has $-0- liabilities and $494,146 in accumulated deficit and a total stockholders’ deficit of $-0-.  As of September 30, 2010, the Company had $103,769 in liabilities in the form of notes due to related party for an accumulated deficit of $598,380 and a total stockholders’ deficit of $103,769.

The Company leases office space in British Columbia, Canada under an operating lease.  The lease provides for a lease payment of $2,383 per month beginning September 1, 2009 expiring August 2011.  All lease payments have been made on behalf of the Company by a related party.  Future minimum lease payments under the terms of the operating leases are as follows:

2010

$28,596

2011

$19,064

Thereafter

       -0-

Total

$47,660

Asiamera, a related party has been paying a majority of the expenses of the Company since 2007.  As of December 31, 2008, the Company had recorded $223,568 as due to a related party. During 2009, Asiamera advanced an additional $294,788 on the Company’s behalf, and during 2009, the Company issued Asiamera common stock in the amount of $518,356 for the extinguishment of the total liability owed to Asiamera at that time.   As the Company had no readily determinable value at the time of issuance, the shares were valued at par ($0.001), and the remaining value of the debt was recorded to additional paid-in capital.   Subsequent to December 31, 2009, Asiamera continue to advance funds for payment of liabilities on the Company’s behalf.  As of September 30, 2010 and December 31, 2009, the Company was obligated to Asiamera in the amount of $103,038 and $-0-, respectively.  The outstanding unpaid advances by Asiamera as of July 15, 2010, are evidenced by a promissory note, a copy of which is attached to this report on Form 8-K/A as Exhibit 10.6.

The Company has, in the past, depended on related party notes to pay expenses of the Company and believes either through related party notes, debt financing or equity offering the Company will obtain sufficient to fund our business operations through at least the first quarter of 2011.

The Company has entered into an agreement with Ecofluid Systems, Inc. granting an “Exclusive License” for China.  Upon agreement of the parties, the license may also be expanded in the future to include other S.E. Asian countries. Pursuant to the terms of this license agreement, the Company is obligated to pay a Sales Fee to Ecofluid equal to 12.5% of the hard costs incurred by China Wastewater or its customers related to construction of any wastewater treatment system using the Licensed Technology.  Under the terms of the License Agreement, “hard costs” are defined as  meaning the purchase price paid to any third party manufacturers, assemblers, vendors or suppliers for equipment and hardware components of the system, excluding items such as concrete, piping, sewage collection equipment, soft  costs and costs of installation.  After December 31, 2010,  China Wastewater is required to pay a minimum annual sales fee of not less than $50,000 in order to maintain its exclusive territory.   In the event the minimum China Wastewater fails to pay the minimum annual sales fees for any year, Ecofluid then has the right, in its sole discretion,  to terminate the License Agreement.

The Sales Fee related to construction of any wastewater treatment system is payable to Ecofluid pro rata in conjunction with system purchase order progress payments.  Ecofluid has the right to periodically review the books and records maintained by China Wastewater related to system purchase order payments and payment of the Sales Fee, and to require China Wastewater to reimburse it for the costs it has incurred to complete the examination in the event it discloses a deficiency of more than 2% in payment of the Sales Fee.  In the event China Wastewater fails to pay any fees due in a timely manner, the unpaid amount shall accrue interest, compounded daily, from its original due date until paid in full, at a rate equal to the greater of 10% per annum or the maximum rate allowed by law.

The term of the License Agreement is through September 18, 2027, the expiration of the patent protecting the Licensed Technology.   However, the License Agreement may be terminated early by either party in the event of a material breach by the other party which is not cured within thirty days of it receipt of written notice describing the terms of the material breach.  Ecofluid also has the right to terminate the License Agreement immediately in the event China Wastewater sells or distributes a wastewater system outside its exclusive territory without the consent of Ecofluid, or  in the event  China Wastewater breaches the confidentiality provisions of the License Agreement.

We will require substantial additional capital resources in order to commence operations pursuant to the terms of the Exclusive License, and there is no assurance such funds will be available.  In the event such funds are not available, we will be required to delay, reduce the scope of, or abandon our business operations under the terms of the Exclusive License.

On August 5, 2010, China Wastewater and Ecofluid System, Inc. entered into a non-exclusive purchase agreement.  The parties updated and re-executed the non-exclusive purchase agreement on December 23, 2010 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, China Wastewater holds the non-exclusive right to acquire the USBF Trademark and the patent owned by Ecofluid for a purchase price of two million US Dollars (US $2,000,000) until March 31, 2011.  The Company’s purchase of the USBF Trademark and the Ecofluid patent pursuant to the terms of the Purchase Agreement would have the effect of making the License Agreement null and void. In that event, the Company would no longer be obligated to pay a Sales Fee to Ecofluid.

On July 9, 2010, China Wastewater entered into a funding agreement (the “Funding Agreement”) with Weibiao Xu and Associates, a Republic of China Funding Group (“CFG”).  Under the terms of the Funding Agreement, CFG subscribed for the purchase of a total of 4,800,000 shares of the Company’s common stock at a price of $0.25 per share (an aggregate subscription of US$1,200,000) on or before November 10, 2010, and was granted an option to purchase an additional 3,333,334 shares at a price of $0.30 per (US$1,000,000) on or before November 30, 2010.  None of the options have been exercised, and the expiration date of the options has been extended to April 30, 2011.  By Addendum dated October 18, 2010, the Funding Agreement was amended to specify that the subscription from CFG would be treated as being a subscription for purchase of shares of Silicon South, Inc., following closing under the Reorganization Agreement with China Wastewater, Inc The Company intends to amend its articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, and intends to issue shares to CFG pursuant to the Funding Agreement as soon as reasonably possible following the effective date of such amendment.

In accordance with the terms of the Funding Agreement and the Addendum, CFG advanced a total of $1,200,000 in October, 2010.  Of this amount, a total of $1,000,000 is currently being held in escrow by the Company for the benefit of CFG, and the parties have agreed that following issuance of Company shares to CFG pursuant to the terms of the Funding Agreement, such funds will be available for use by the Company as part payment of purchase price payable under the Non-Exclusive Purchase Agreement with Ecofluid for purchase of the USBF Trademark and the Ecofluid patent.  CFG has agreed that the remaining $200,000 of the funds it advanced pursuant to the Funding Agreement and Addendum may be used by the Company for administrative purposes prior to issuance of Company shares to CFG pursuant to the terms of the Funding Agreement.  In order to account for this $200,000 advance, the parties have verbally agreed to characterize this transaction as an unsecured, non-interest bearing loan, due and payable on demand, but in any event, no later than June 30, 2011.  The parties also verbally agreed to extend the expiration date of the options held by CFG to April 30, 2011.  The Funding Agreement with CFG, the Addendum to the Funding Agreement, and the promissory note representing the $200,000 advance, are attached hereto as Exhibit 10.7.  A summary of the verbal agreement regarding characterization of the $200,000 advance as an unsecured, non-interest bearing loan, is attached hereto as Exhibit 10.8.

Pursuant to the terms of the Purchase Agreement described above, we have the right to purchase the USBF Trademark and the Ecofluid patent for a purchase price of two million US Dollars (US$2,000,000) until March 31, 2011.   Other than this non-exclusive right to purchase, we do not have any other capital commitments at the present time.  We will require substantial additional capital resources to commence business operations or to exercise our right non-exclusive right to purchase under the Purchase Agreement described above.  We may raise additional capital through public or private equity offerings, debt financings, corporate collaborations or other means.  We may attempt to raise additional capital due to favorable market conditions or other strategic considerations even if we have sufficient funds for planned operations.  To the extent that we raise additional funds by issuance of equity securities, our stockholders will experience dilution, and debt financings, if available, may involve restrictive covenants or may otherwise constrain our financial flexibility.  To the extent that we raise additional funds through collaborative arrangements, it may be necessary to relinquish some rights to our intellectual property or grant licenses on terms that are not favorable to us.  In addition, payments made by potential collaborators or licensors generally will depend upon our achievement of negotiated development and regulatory milestones.  Failure to achieve these milestones would harm our future capital position. Additional financing may not be available on acceptable terms, if at all.  Capital may become difficult or impossible to obtain due to poor market or other conditions outside of our control.  If at any time sufficient capital is not available, either through existing capital resources or through raising additional funds, we may be required to delay, reduce the scope of, eliminate or divest one or more of our research projects or operations.

Segment Information

We have determined that we are principally engaged in one operating segment.  Our product candidates are primarily wastewater treatments.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income (“SFAS No. 130”), establishes standards for reporting and display of comprehensive income (losses) and its components in the consolidated financial statements.  Our comprehensive loss as defined by SFAS No. 130 is the total of net loss and all other changes in equity resulting from non-owner sources, including unrealized gains/losses on foreign currency translation adjustments.

Recent Accounting Pronouncements

On April 9, 2009, the FASB issued three FASB Staff Positions (“FSP”): (1) FSP FAS 157-4, which provides guidance on determining fair value when market activity has decreased; (2) FSP FAS 115-2 and FAS 124-2, which addresses other-than-temporary impairments for debt securities; and (3) FSP FAS 107-1 and APB 28-1, which discusses fair value disclosures for financial instruments in interim periods.  These FSPs are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted.  The implementation of these FSPs, effective January 1, 2009, did not have a material impact on us.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 (“FAS 168”).  The Codification will become the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of   FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative.  FAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  We do not expect that the adoption of FAS 168 will have a material impact on our financial position or results of operations.

In May 2009, the FASB issued Statement No. 165, Subsequent Events (“FAS 165”).  FAS 165 establishes general standards of accounting for and disclosures of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.  FAS 165 was effective for interim or annual financial periods ending after June 15, 2009.  We adopted FAS 165 during the second quarter of 2009 and its application did not affect our consolidated financial position, results of operations, or cash flows.  We evaluated subsequent events through the date the accompanying financial statements were issued, which was August 7, 2009.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1 Interim Disclosures about Fair Value of Financial Instruments.  This FSP amends FASB Statement No.107 to require disclosures about fair values of financial instruments for interim reporting periods, as well as in annual financial statements.  The FSP also amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods.  This FSP was effective for interim reporting periods ending after June 15, 2009.  The adoption of this FSP did not affect our consolidated financial position, results of operations, or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States (the GAAP hierarchy).  SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect that the adoption of SFAS 162 will have a material impact on our financial position or results of operations.

Off-Balance Sheet Arrangements

Since inception, we have not engaged in any off-balance sheet activities, including the use of structured finance, special purpose entities or variable interest entities.

Effects of Inflation

Because our assets are, to an extent, liquid in nature, they are not significantly affected by inflation.  However, the rate of inflation affects such expenses as employee compensation, office space leasing costs and research and development charges, which may not be readily recoverable during the period of time that we are bringing the product candidates to market.  To the extent inflation results in rising interest rates and has other adverse effects on the market, it may adversely affect our consolidated financial condition and results of operations.

MANAGEMENT

Below are the names and certain information regarding the Company’s executive officers and directors.  The information provided below is after giving effect to the Reorganization and the change in control which will become effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

Name

Age

Position Held

Brian L. Hauff

62

President, Chief Executive Officer, Director

Shengfeng Justin Wang

32

Chief Financial Officer, Secretary, Director

Hon. Charles Mayer

72

Director and Chairman

Brian L. Hauff, President, Chief Executive Officer, Director.  Mr. Hauff attended Simon Fraser University from 1968 to 1971 and graduated with a BA (Hor. 1st) ECCO, First Class Honours, Economics and Commerce and University of British Columbia from 1972 to 1975, LLB, Law Degree.  Mr. Hauff practiced law from 1976 to 1982 focusing on real estate and commercial clients.  Since 2005, Mr. Hauff has been a real estate investor/developer and since 2008, Mr. Hauff has been the president of Asiamera Capital, Inc.; the principal business of Asiamera Capital, Inc. is investment holding. Since 2009, Mr. Hauff has been President of China Wastewater, Inc.  Mr. Hauff was selected to serve on the Company’s board of directors primarily because of his experience as an attorney and as a real estate investor and developer, and because of his knowledge in the wastewater treatment field.

Shengfeng Justin Wang, Chief Financial Officer, Chief Financial Officer, Secretary and Director.  Mr. Wang attended the University of Alberta from 2000 to 2004 where he received a BA in Economics and the University of Hertfordshire England from 2004 to 2005 where he received an MBA International.  From 2001 through 2007, Mr. Wang was a private real estate investor.  In 2008, Mr. Wang was a founder and Vice President of China Wastewater, Inc. and Vice President of Asiamera Capital, Inc.; the principal business of Asiamera Capital, Inc. is investment holding.   Mr. Wang continues as Vice President of Asiamera Capital, Inc.  He is also a director of Kunshan Mingshi Development Co.,

Ltd.  Mr. Wang was selected to serve on the Company’s board of directors primarily because of his knowledge regarding  conducting business operations in China

Hon. Charles James Mayer, Chairman of the Board of Directors.  Since 2001, Mr. Mayer has served as a private investor and corporate advisor.  From 1996 to 2007   he served as director of Canada Bread Co., Limited, a public company located in Toronto, Canada; from 2004 to 2010  he served as a director of Teilhard Technologies Inc., a computer integration company located in Calgary Alberta, Canada; and from 2005 to the present he has served as a director of  Food CEK Systems, a food safety company located in Calgary Alberta, Canada.   Mr. Mayer was  an Ottawa, Ontario, Canada Member of Parliament  from  1979 to 1993, and from 1984 through 1993 he served in various capacities in the Federal Cabinet of the Canadian government, including serving as Minister of Agriculture,  Minister of Western Economic Diversification, Minister of State Grains & Oilseeds and Minister of State, Canadian Wheat Board.  He served as Chair of the Manitoba Crop Insurance Corporation from 1997 to 2001, Co-Chair, Agricultural Summit for Alberta Agriculture Food and Rural Development from 2000 to 2001 and Chair, Alberta Crop Insurance Review from 2000 to 2002.  From 2000 to 2010 he was a director of Care Canada, Inc., which assists in the administration of certain governmental foreign aid programs, and from 2000 to the present he has served as a director of the Frontier Center for Public Policy. Mr. Mayer has significant experience in the area of international trade practices and policies along with extensive knowledge of official political channels of regional, national and international governments and private business.  Mr. Mayer was selected to serve on the board of directors because of his broad based business experience.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2007, 2008 and 2009

The following table provides certain information for the fiscal years ended December 31, 2008 and 2009 concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2008 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian L. Hauff, President, CEO, Director	2009 2008 2007	120,000 60,000 --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	120,000 60,000 --

Shengfeng Justin Wang(2), CFO, Director	2009 2008 2007	57,000 38,000	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	57,000 38,000 --

Zagros Shahvaran (1) Former Sole Officer and Director	2009 2008 2007	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --

 (1) Zagros Shahvaran will submit his resignation as an officer and director, effective following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act.

(2)  Mr. Wang was paid $21,000 in consulting fees and $36,000 in salary in 2009.  Mr. Wang was paid $20,000 in consulting fees and $18,000 in salary in 2008.

Employment Agreements

None.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brian L. Hauff	-	-	-	-	-	-	-	-	-
Shengfeng Justin Wang	-	-	-	-	-	-	-	-	-
Zagros Shahvaran	-	-	-	-	-	-	-	-	-

Discussion of Director Compensation

Neither the Company nor China Wastewater paid any director compensation during the fiscal year ended December 31, 2009.  The Company may begin to compensate its directors at some time in the future.

Compensation Committee Interlocks and Insider Participation

The Company does not have a separate compensation committee.  During the fiscal year ended December 31, 2009, the entire board of directors participated in the deliberations of the board concerning executive compensation, including Brian L. Hauff, who is the Company’s President and Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

China  Wastewater issued 40,000,000 shares of its stock to Asiamera for debt extinguishment in the amount of $518,356.  Brian Hauff and Shengfeng Justin Wang are equal owners of Asiamera.  Asiamera allocated 26,750,000 of the China  Wastewater shares to approximately 10 people as consideration for consulting fee, services and/or debt extinguishment.

A related party, Asiamera Capital, Inc., has been paying all the expenses of the Company since 2007.  As of December 31, 2008, the Company had recorded $223,568 as due to a related party. During 2009, Asiamera advanced an additional $294,788 on the Company’s behalf, and during 2009, the Company issued Asiamera common stock in the amount of $518,356 for the extinguishment of the total liability owed to Asiamera at that time.   As the Company had no readily determinable value at the time of issuance, the shares were valued at par ($0.001), and the remaining value of the debt was recorded to additional paid-in capital.   Subsequent to December 31, 2009, Asiamera continue to advance funds for payment of liabilities on the Company’s behalf.  As of September 30, 2010 and December 31, 2009, the Company was obligated to Asiamera in the amount of $103,038 and $-0-, respectively.  The outstanding amounts owed to Asiamera are interest free.  The outstanding unpaid advances by Asiamera as of July 15, 2010, are evidenced by a promissory note, a copy of which is attached to this report on Form 8-K/A as Exhibit 10.6.

Aside from the foregoing, there were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our

Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 9, 2010, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers and directors, and (iii) the Company’s directors and executive officers as a group.  The information relating to the ownership interests of such shareholders is provided after giving effect to the Reorganization.

Title of

Name and Address of

Amount and Nature of

Percentage of Class

Class

Beneficial Owner

Beneficial Ownership

Common

Brian Hauff (1)(2)

7,125,000

15.05%

797 Eyremount Dr.

West Vancouver, BC

Common

Shengfeng Justin Wang (1)(3)

6,125,000

12.94%

1592 Chippendale Court

West Vancouver, BC

Common

Jieyuan Wang (3)

2,000,000

4.23%

1592 Chippendale Court

West Vancouver, BC

Common

Charles J. Mayer (1)

150,000

0.32%

106 Desjardins Road

St. Francois Xavier, Manitoba

Common

Biwen Daisy Ye

6,000,000

12.68%

9160 Diamond Rd.

Richmond, BC

Common

5240 Investments Ltd.(4)

7,000,000

14.79%

Suite 2900-550 Burrard St.

Vancouver, BC

Common

Asiamera Capital, Inc.

4,250,000

8.98%

9160 Diamond Rd.

Richmond, BC

Common

Zagros Shahvaran (1)

5,600,000

11.83%

4302 Hollow Road

Logan, UT  84321

Total Officers and Directors

As a Group (4 People)

19,000,000

40.15%

(1)

Officer and/or director

(2)

Includes 5,000,000 shares owned directly by Mr. Hauff and 2,125,00 shares registered in the name of Asiamera
Capital, Inc., of which Mr. Hauff may be deemed to be the beneficial owner as a result of his ownership of a 50% interest in Asiamera.

(3)

Includes 2,000,000 shares owned directly by Mr. Wang,, 2,125,000 shares registered in the name of Asiamera Capital, Inc., of which Mr. Wang may be deemed to be the beneficdial owner as a result of ownership of 50% interest in Asiamera, and 2,000,000 shares owned by Jieyuan Wang, the spouse of Shengfeng Justin Wang, of which Mr. Wang may be deemed to be the beneficial owner.

(4)

Robert Millar, LLB owns and controls 100% of 5240 Investments Ltd.

There are no contracts or other arrangements that could result in a change of control of the Company.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 50,000,000 shares of common stock, $0.001 par value.  As of November 9, 2010, there are 47,315,500 shares of common stock issued and outstanding that are held by approximately 81 stockholders of record.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of a liquidation, holders of common stock are entitled to share ratably in the distribution of the remaining assets, if any, after payment of liabilities.  Holders of common stock have no cumulative voting rights and holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive rights or other rights to subscribe for shares and are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.

Transfer Agent

Action Stock Transfer Corporation, 7609 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121, is the Company’s transfer agent.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”), under the symbol “SSOU".  There was not an active market and no trading volume during fiscal in 2009 and 2008.

	CLOSING BID		CLOSING ASK
2008	HIGH	LOW	HIGH	LOW

January 2 Thru March 31	1.01	1.01	NONE	NONE

April 1 Thru June 30	1.01	1.01	NONE	NONE

July 1 Thru September 30	1.01	1.01	NONE	NONE

October 1 Thru December 31	1.01	1.01	NONE	NONE

2009	HIGH	LOW	HIGH	LOW

January 2 Thru March 31	1.01	1.01	NONE	NONE

April 1 Thru June 30	NONE	NONE	NONE	NONE

July 1 Thru September 30	NONE	NONE	NONE	NONE

October 1 Thru December 31	NONE	NONE	NONE	NONE

2010	HIGH	LOW	HIGH	LOW

January 2 Thru March 31	NONE	NONE	NONE	NONE

April 1 Thru June 30	NONE	NONE	NONE	NONE

July 1 Thru September 30	NONE	NONE	NONE	NONE

The above quotations, as provided by Pink Sheets OTC Markets, Inc., represent prices between dealers and do not include retail markup, markdown or commission.  In addition, these quotations do not represent actual transactions.

Holders of the Common Stock

As of November 9, 2010, there were approximately 81 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock.  The Company intends to retain future earnings, if any, to finance the expansion of its business.  As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.  There are no restrictions on the common stock that limit our ability to pay dividends if declared by the Board of Directors.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Registrant is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Registrant’s assets, after payment of the liabilities, is less than the aggregate of the Registrant’s liabilities and stated capital of all classes.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Recent Sales or Purchases of Unregistered Securities

On November 9, 2010, the Company closed a Reorganization Agreement with the shareholders of China Wastewater, Inc. pursuant to which the Company issued 40,000,000 shares of the Company’s common stock.  Pursuant to the terms of the Reorganization Agreement, the Company also issued options to Thurman Investments Corporation, Inc. and/or assigns for the purchase of up to 2,475,000 shares of the Company’s restricted common stock at a price of $.001 per share.  Such options were exercisable for four business days following closing of the Reorganization and prior to expiration were fully exercised by Thurman Investments Corporation by cash payment to the Company of $2,475.  See Item 1.01 above for additional information regarding the Reorganization.  Because the share exchange transaction identified in Item 1.01 was a transaction by the Company not involving a public offering of securities, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for the issuance of both the shares and the options issued pursuant to the Reorganization Agreement.  The aggregate consideration for the aforementioned share and option issuances by the Company included  (i) 100% of the issued and outstanding common stock of China Wastewater, Inc. , (ii) a total of $100,000 cash paid by China Wastewater and applied by Silicon South to payment of outstanding liabilities, and (iii) agreement by China Wastewater, Inc., to assume and be responsible for payment of $30,000 of outstanding liabilities of Silicon South.

Any amendment to or repeal of the Company’s bylaws will not adversely affect any right or protection of any of the Company’s directors or officers for, or with respect to, any acts or omissions of such director or officer occurring prior to such amendment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 2.01 above.

Item 4.01 Changes in Registrant’s Certifying Accountant.

In connection with the Reorganization, the board of directors of the Company dismissed R.R. Hawkins & Associates International, a PSC, its independent registered public accounting firm, and engaged Sadler, Gibb and Associates, LLC as the Company’s new independent registered accounting firm.  None of the reports for R.R. Hawkins & Associates  International, a PSC on the Company’s financial statement for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification in the reports for the Company’s audited financial statements contained in its Form 10-Ks for the fiscal years ended December 31, 2009 and 2008.

During the Company’s two most recent fiscal years and the subsequent interim periods, there were no disagreements with R.R. Hawkins & Associates International, a PSC , whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to R.R. Hawkins & Associates International, a PSC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

The Company has requested that R.R. Hawkins & Associates International, a PSC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The letter is attached as an exhibit to this Form 8-K.

In connection with the Reorganization, the Company engaged Sadler, Gibb and Associates, LLC as its independent accountant.  During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Sadler, Gibb and Associates, LLC regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and no written report was provided to the Company nor was oral advice provided that Sadler, Gibb and Associates, LLC concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Change in Control of Registrant.

See Items 1.01 and 2.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act: (1) Zagros Shahvaran will resign as the sole officer and director of the Company; (2) Brian L. Hauff will be appointed to serve as the Chief Executive Officer and President of the Company; (3)Shengfeng Justin Wang will be appointed to serve as the Chief Financial Officer of the Company and as a member of the Company’s board of directors; and (4) Charles Mayer and Weibiao Xu will be appointed to serve as members of the board of directors of the Company.  For additional information on these individuals, please see the sections entitled “Management” and  “Executive Compensation” in Item 2.01 above.

Item 5.06 Change in Shell Company Status.

See Items 1.01 and 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Audited financial statements of China Wastewater, Inc. for the fiscal years ended December 31, 2008 and 2009 and unaudited financial statements of China Wastewater, Inc. for the period ended September 30, 2010 and 2009..

(b)

Pro forma financial information.

Combined unaudited pro forma balance sheet of China Wastewater, Inc. and Silicon South, Inc. at September 30, 2010.

(c)

Shell company transactions.

Audited financial statements of China Wastewater, Inc. for the fiscal years ended December 31, 2009 and 2008, unaudited financial statements of China Wastewater, Inc. for the period ended September 30, 2010 and 2009, and combined unaudited pro forma balance sheet of China Wastewater, Inc. and Silicon South, Inc. at September 30, 2010.

(d) Exhibits.

Exhibit No.

Description

10.1

Thurman Investments Corporation Option, incorporated by reference from exhibit to Current Report on Form 8K filed on November 9, 2010.

10.2

License Agreement dated December 23, 2010 between China Wastewater, Inc. and Ecofluid Systems, Inc. *

10.3

Non-Exclusive Right of Purchase dated December 23, 2010 between China Wastewater, Inc. and Ecofluid Systems, Inc. *

10.4

Strategic Alliance Agreement dated September 1, 2010, between China Wastewater, Inc. and Renmin University of China School of Environment and Natural Resources, incorporated by reference from Exhibit 10.4 to Report on Form 8-K/A Amendment No 2, filed on April 4, 2011.

10.5

Strategic Alliance Agreement dated November 11, 2010, between China Wastewater, Inc. and Shandong Provincial Urban Construction Design Institute, incorporated by reference from Exhibit 10.5 to Report on Form 8-K/A Amendment No. 2, filed on April 4, 2011.

10.6

Promissory Note dated July 15, 2010, between Alpha Wastewater, Inc., and Asiamera Capital, Inc, incorporated by reference from Exhibit 10.6 to Report on Form 8-K/A Amendment No. 2, filed on April 4, 2011.

10.7

Funding Agreement dated July 9, 2010 between Alpha Wastewater, Inc., and Weibiao Xu and Associates (CFG”), together with Addendum dated October 18, 2010, and Promissory Note dated November 10, 2010.*

10.8

Summary of verbal agreement dated October 20, 2010, by and between Alpha Wastewater, Inc., and Weibiao Xu and Associates (“CFG”) modifying the Funding Agreement dated July 9, 2010.  *

16.1

Letter regarding change in certifying accountant from R.R. Hawkins & Associates International, a PSC (incorporated by reference from Form 8-K filed on November 9, 2010).

99.1

Audited financial statements of China Wastewater, Inc. (formerly known as Alpha Wastewater, Inc.), for the fiscal years ended December 31, 2009 and 2008 (incorporated by reference from Exhibit 99.1 to Form 8-K/A Amendment No 2, filed on April 4, 2011).

99.2

Unaudited financial statements of China Wastewater, Inc. (formerly known as Alpha Wastewater, Inc.), for the nine month periods ended September 30, 2010 and 2009 (incorporated by reference from Exhibit 99.2 to Form 8-K/A filed on February 1, 2011).

99.3

Pro Forma consolidated financial statements of the Registrant and China Wastewater, Inc., as China Wastewater, Inc., as of the nine month period ended September 30, 2010 (incorporated by reference from Exhibit 99.3 to Form 8-K/A Amendment No 2, filed on April 4, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON SOUTH, INC.

By: /s/  Brian Hauff

Name: Brian L. Hauff

Title:   Principal Executive Officer

Dated: June 17, 2011